UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOGO INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GOGO INC.

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

Supplement #1 to Proxy Statement for the Annual Meeting of Stockholders

The following information relates to the proxy statement (the “Proxy Statement”) of Gogo Inc. (the “Company”), filed with the Securities and Exchange Commission on April 25, 2022, furnished to stockholders of the Company in connection with the annual meeting of stockholders scheduled on June 7, 2022 (the “Annual Meeting”). This supplement to the Proxy Statement (the “Supplement”) is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 25, 2022.

Page 5 of the Proxy Statement contains an inadvertent error regarding the number of shares of our common stock outstanding and entitled to vote as of the record date of the Annual Meeting. As corrected, the disclosure should read as follows:

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 111,928,392 shares of our common stock outstanding and entitled to vote.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remain accurate and should be considered in voting your shares.